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                                                                   EXHIBIT 23.4


                     CONSENT OF KEEFE, BRUYETTE & WOODS, INC.



        We consent to the inclusion in the Prospectus/Proxy Statement of MNB Bancshares, Inc. and Landmark Bancshares, Inc., as amended by Amendment No. 3 to the Registration Statement on Form S-4, of the use of the form of our opinion dated April 19, 2001, and to the summarization of our opinion in the Prospectus/Proxy Statement under the caption "Opinion of LBI's Financial Advisor." Further, we consent to all references to our firm in such Prospectus/Proxy Statement.

                                        /s/ Keefe, Bruyette & Woods, Inc.

                                        Keefe, Bruyette & Woods, Inc.

Dublin, Ohio
August 20, 2001